Engineering Boat Purchase and Sale Contract
(English Translation)

This contract is signed by two parties below in May 11, 2011.
Party A: Fujian WangGang Dredging Construction Co., Ltd.
Address: Zhongshan Plaza, Building A, 17th Fl., 154 Hudong Road, Fuzhou
Postcode: 350001

Party B: Yiyang Zhonghai Boats and Ships Limited Liability Company
Address: 128 Zhixi Road, Yiyang City, Hunan Province
Postcode: 413000

In the spirit of equality and mutual benefits, Party A and Party B have, after friendly consultation, reached consensus on the matter regarding the purchase and the sale of an engineering boat. Party B agrees to sell one suction dredging boat with capacity of 3800 m3/hour to Party A within 18 months and the two parties have reached the agreement as follows.

I. Specifications of the Boat, Quantity and Reference

1.1           Specification of the boat: suction dredging boat with capacity of 3800m3/hour

1.2.           Quantity: One

1.3.           Party B warrants that the boat is to be based on the construction drawing designed for Party A. And Party B provides the construction drawing of suction dredging boat with capacity of 3800m3/hour for free.

1.4.           Party B must build the boat by using its own equipment, technology and labor. And Party B is not allowed to transfer the construction to any third party.

1.5.           Party A bears the obligation of confidentiality regarding the technology-related information revealed by Party B.

II. General and Quality Inspection

2.1            Dredger use: The dredger is the non-self propelled cutter-suction dredger for dredging and reclamation in coastal zone (Type II)

2.1.1         Dredger Type: Please see the manual.

2.1.2         Build process: The dredger is based on Party B’s building process and practices.

2.2            The construction of the ship should meet the standard and instruction by the date of signing this contract. The dredger should build and inspect according to the rules and the regulations of China Classification Society (“CCS”). CCS should process the legal inspection to the dredger on behalf of the Chinese government.

2.2.1         At the time of delivery, Party B should obtain the certification and report issued by CCS. Also, Party B should process the ship inspection and pay for the cost.

III. Materials and Equipment

3.1            Party B is responsible for ordering the equipment and materials based on the design map. Party A has the right to participate the negotiations related to main equipment and materials.

3.2            If Party B uses defective equipment or raw materials that affect the quality, Party A shall have the right to require replacement and repair. Party B should replace and fix unconditionally. Party B bears all expenses and costs.

3.3            Party B is required to keep the ship equipment, other equipment and materials safe. If there are any damages to the equipment and material, Party B shall be responsible for the costs.

3.4            If there is any difficulty in purchasing the raw materials, equipment and supplies, Party B can use substituted products with Party A’s approval.

3.5            Party B should provide Party A the random parts list under the manufacturer's standard. If there are arrears, Party B should pay the rest of amount balance on the date of agreement.

IV. Contract Price and Payment Method

4. 1           Contract price

4.1.1         The contract price for the boat is calculated, settled and paid in Renminbi.

4.1.2         The contract price for the boat is RMB ¥260,000,000.00.

4.1.3         Payment Method

  (1) Within 7 days after the execution of this contract, Party A shall make a prepayment (20% of the total payment) to Party B in the amount of ¥52,000,000.00.

  (2) Within one month after execution of this contract, Party A shall make a prepayment (30% of the total payment) to Party B in the amount of ¥78,000,000.00.

  (3) Within 7 days after the forming of the dredger, Party A shall make a payment (20% of the total payment) to Party B in the amount of ¥52,000,000.00.

  (4) Within 7 days after launch of the dredger, Party A shall make a payment (20% of the total payment) to Party B in the amount of ¥52,000,000.00.

  (5) Before the delivery of the boat to Party A, Party A shall make a payment to Party B in the amount of ¥26,000,000.00. Party A also shall make the payment for miscellaneous expense incurred at its request.

Party A will return the quality guarantee deposit of security as the amount of ¥500,000 to Party B after one year.

4.2            Past Due Penalty

4.2.1         If Party A fails to make payments according to the schedule as stipulated herein, Party A must pay the penalty interest for the period from the date when payment is due to the date when payment is actually made in addition to payment for the past-due amount.

4.2.2         Party B should pay the 0.00001 of the purchase price as liquidated damages to Party A if Party B has not delivered the dredger on time.

V. Price Adjustment

In the process of building, if Party A requests to change the design which may cause adjustment of work amount, Party A’s engineers are required to sign the specific document before they modified the expenses. If there are significant modifications and changes of project, the total duration of ship building should be postponed.

VI. Inspection

6.1            In the process of ship building, Party A should appoint a chief representative. The representative should be in charge of inspection.

6.2            For convenience of representative from Party A, Party B should provide office, office supplies and protection supplies. Party B also needs to provide communication, accommodation, food and transportation convenience for the representative.

6.3            Party B should provide monthly report for construction progress for Party A’s representative’s review.

6.4            Power of Party A’s representative

6.4.1         Party A’s representative should be allowed to enter into Party B’s company and the place for ship construction.

6.4.2         If Party A’s representative needs to inspect the equipment, Party B should coordinate the inspection.

6.4.3         Party A can dispatch its authorized representative(s) to be on board one day prior to the boat delivery until the date of the boat delivery so that the representative(s) can examine and become familiar with the equipment on the boat. Party A shall be responsible for the related expenses.

VII．Contract’s Modification

7.1           After the contract becomes effective, both sides must strictly execute the contract. If any one party puts forward to terminate the contract, it shall be responsible for all economic loss caused for both sides.

7.2           During the contract period, any amendment should be in written consent once approved. The consent is an integral part of this contract. Changes in contract period, price adjustment and other problems caused by contract modification should be subject to written consent.

7.3           After signing the contract, the contract amount should be adjusted if building cost change due to the application of new laws and rules. Delay in ship delivery should be approved. The contract price and deadline in the written consent are prevailing.

7.4            If both parties cannot reach an agreement, each party should comply with Item 12 in this contract.

7.5           During the contract period, Party A has the right to transfer all rights and obligations to its affiliated enterprises. Party B should sign related documents and handle related procedures.

VIII．Test and Acceptance

8.1           Notice

Party B should inform Party A of the experiment date via telegram or fax before 15 days and inform the exact time before 7 days. Party A should reply via telegram or fax in 3 days and send representatives to join in. It will be deemed as a waiver if Party A fails to object and is not able to send people to attend. Party B should conduct the test with CCS testers’ joining. The record signed by CCS testers is effective.

8.2            Schedule

8.2.1         Party B shall prepare and send the schedule to CCS once Party A agrees 60 days before the test.

8.2.2         Party B shall hold the test according to the schedule. It may be postponed if the weather is bad until the next nice day. In this case, any delay caused by the weather is considered as Force Majeure, and will be accepted by both parties.

8.3            Acceptance check

8.3.1         Once the test is done, both parties should sign the related files.

8.3.2         Party B should survey with Party A if the result is out of line with the instruction book or the schedule and take actions accordingly.

8.3.3         Both parties should settle any problem through negotiation. If agreement cannot be reached, both parties should act in accordance with Item 12.

IX. Address of Building and Boat Delivery

9.1.           Date and Place of Boat Delivery

9.1.1         The period of building the boat is 18 months.

9.1.2         Place: The shipyard of Party B

9.2.           Boat Acceptance

9.2.1         Party B must notify Party A in writing of the actual date of boat delivery 15 days in advance and confirm with Party A 5 days in advance.

9.2.2         At the time of delivery, Party B promises that:

All the defects of the boat found during the test sail and test operation (actual engineering operation) have been eliminated, items of winding up the project have been completed and all equipment can be operated normally. All spare items, spare parts, tools and required certificates, diagrams, technical documents have been assembled and put in place. After the boat has passed the quality inspection by a boat inspector and after Party A receives notice from Party B about the delivery of the boat, Party A must accept the delivery on time. At the acceptance of the delivery, the representatives authorized by Party A and Party B will sign the “Boat Delivery and Acceptance Letter”. The date of signing the letter is the official date of the delivery of the boat.

9.3.         Boat Delivery and Acceptance Letter and documents

By the time of boat delivery, Party B should provide the following documents to Party A:

9.3.1       Two copies of the “Boat Delivery and Acceptance Letter” and related reports

9.3.2       One copy of the certificate issued by CCS and related reports

9.3.3       Two copies of Quality Certificate issued by Quality inspection department from Party B

9.3.4       Technical documents, certificates and instructions

9.3.5       One copy of Builder’s certificate

9.3.6       Technical documents for this dredger and others

X. Force Majeure

10.1         If, during the fulfillment period (i.e., boat delivery period) stipulated herein, the process of building the boat is delayed by irresistible, objective events such as earthquake, tsunami, typhoon, hurricane, severe storm, flood and plaque or by the suppliers of material and equipment similarly impacted by such events, such delay must be considered to be allowed postponement.

10.2.        Party B must notify Party A in writing within 20 days of the occurrence of such Force Majeure events and provide valid documents of evidence issued by the competent local government agencies. After the events of Force Majeure are cleared, Party B must notify Party A immediately.

XI. Quality Guarantee

11.1.        Responsibility for Defects and Its Scope

The 12-month period starting from the date of the signing of the “Boat Delivery and Acceptance Letter” is the warranty period for the boat; during this warranty period, Party B is responsible to provide free repairs and replacements for the defects, break-downs and damages resulting from the boat construction, technical process and material or due to equipment quality issues. Party B is responsible to provide repairs, at Party A’s cost, for the damages, break-downs and defects caused by improper operation or improper maintenance by Party A and for the vulnerable parts damaged due to normal wear and tear.

11.2.        Notification of Defects

During the warranty period, Party A must promptly notify Party B, by fax or in other written form, of any found defect within the scope of warranty and provide explanation of the nature and degree of the damage and the defect. The last valid period of such notification is before 12:00 o’clock midnight of the expiration of the Warranty day for the boat (based on the postmark if the notification is sent by mail).

11.3.        Treatment of Defects

11.3.1      In principle, the warranty repairs on the boat must be performed at the shipyard arranged by Party A.

11.3.2      If the boat experiences quality issues that are within the scope of warranty at a port away from Party B’s location or during the course of sail so that the boat is not able to return to Party B for repairs, Party A must notify Party B promptly and Party B must dispatch someone to the boat to confirm and resolve the issues. If Party B is unable to dispatch someone, Party B must notify Party A by telegram within 3 days after receiving Party A’s telegram notification, and Party A may have the boat repaired or its parts replaced at a nearby shipyard or repair facility. If the repairs or the parts replaced are indeed within the scope of warranty provided by Party B, Party A must provide inspection documents issued by relevant ship inspection agencies and the invoices from the facility that has performed repairs, and Party B must be responsible for all the expenses and fees. The replaced parts belong to Party B and Party A must bring them to Party B on the boat.

XII. Disputes and Arbitration

Any disputes and conflicts between Party A and Party B arising from the course of performance of this contract should be settled in a timely manner through consultation; if such consultation fails, the two parties must have the disputes submitted to the China Maritime Affairs Arbitration Commission for arbitration pursuant to the Commission's arbitration rules. The Commission's determination is final and binding to both parties.

XIII. Execution and Effectuation of this Contract

13.1.         This contract becomes effective immediately after it is signed by the legal representatives, or by their authorized agents, of both parties and imprinted with the company seals.

13.2.         This contract, upon its execution, shall not be modified or dissolved due to the change of legal representatives or their authorized agents; if either Party A or Party B undergoes a merger or spin-off, the party after undergoing such change shall assume all or assume respective obligations of this contract and be entitled to the corresponding rights.

13.3.         This contract proper is in duplicates, with one to each party; Party A and Party B each will have two copies of this contract. There are a total of four copies of this contract and its attachments. Party A and Party B each will have two copies of the contract and its attachments.

13.4.         If there are any other agreements by parties, Party A and Party B should sign a supplementary agreement. The copies of and the attachments to this contract have the same effect.

Party A: Fujian WangGang Dredging Construction Co., Ltd.
Signature of Legal Representative: LIN Qing (signature)

Party B: Yiyang Zhonghai Boats and Ships Limited Liability Company
Address: 128 Zhixi Road, Yiyang City, Hunan Province
Signature of Legal Representative: SHI Zhiguo (signature)

Date: May 11, 2011